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                                                                    EXHIBIT 99.2
                       NOTICE OF GUARANTEED DELIVERY FOR
                           HUNTSMAN ICI HOLDINGS LLC

      This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Huntsman ICI Holdings LLC (the "Issuer) made pursuant to the Prospectus, dated , 1999 (the "Prospectus"), if certificates for the outstanding 13.375% Senior Discount Notes due 2009 of the Issuer (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Bank One, N.A., as exchange agent (the "Exchange Agent") prior to p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. Capitalized terms not defined herein are defined in the Prospectus.

                  Delivery To: Bank One, N.A., Exchange Agent

                     By Hand Delivery or Overnight Courier:

                           Bank One Trust Company, NA
                      Corporate Trust Operations, OH1-0184
                              235 West Schrock Rd.
                             Westerville, OH 43081
                 Attention: Special Processing -- Confidential

                                    By Mail:

                           Bank One Trust Company, NA
                           Corporate Trust Operations
                                P.O. Box 710184
                           Westerville, OH 43271-0184
                    Attn: Special Processing -- Confidential

                           By Facsimile Transmission:
                        (for Eligible Institutions Only)

                                  614-248-9987

                             Confirm by Telephone:

                                  800-346-5153

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
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    Ladies and Gentlemen:

      Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

      Principal Amount at Maturity of Old Notes Tendered:*

$ ___________________________________    If Old Notes will be delivered by
                                         book-entry transfer to The Depository
    Certificate Nos. (if available):     Trust Company, provide account
                                         number.

    Total Principal Amount at Maturity Represented by
       Old Notes Certificate(s):         Account Number _______________________
$ ___________________________________

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      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

- -------------------------------------------------------------------------------

                               PLEASE SIGN HERE

  X ___________________________      ____________________
  X ___________________________      ____________________
   Signature(s) of Owner(s)          Date
   or Authorized Signatory

  Area Code and Telephone Number: __________________

      Must be signed by the Holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                     Please print name(s) and address(es)
    Name(s): __________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________
Capacity: _____________________________________________________________________
Address(es): __________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________

- --------
    *Must be in denominations of principal amount of $1,000 and any integral multiple thereof.
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                                   GUARANTEE
                    (Not to be used for signature guarantee)

      The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                                        ----------------------------------------
              Name of Firm                    Authorized Signature
                                        ----------------------------------------
                Address                                  Title
                                        Name: __________________________________
                Zip Code                         (Please Type or Print)

Area Code and Tel. No. ______________   Dated: _________________________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR
       OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.